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[CIT LOGO]                                                         EXHIBIT 10.54

            EQUIPMENT RENTAL AND FINANCE - US
            1540 W. FOUNTAINHEAD PKWY.
            TEMPE, AZ 85282

July 20, 2004

Avondale Mills, Inc.
506 South Broad Street
Monroe, GA 30655-2172

Attention:     Jack R. Altherr, Jr.

Re: Amendment #2: Financial Reports and Covenant Rider (the "Rider") to Master Security Agreement (the "Agreement") dated July 30, 2002 between Avondale Mills, Inc. as Debtor, and The CIT Group/Equipment Financing, Inc. as Secured Party.

Mr. Altherr:

Debtor has notified Secured Party that Debtor will fail to comply with the Consolidated Tangible Funds covenant under the Rider to the Agreement, during the fiscal years of 2004 and 2005, which failure would result in an Event of Default under Section 9(b) of the Agreement. Secured Party agrees to amend the Consolidated Tangible Funds covenant as follows: The Debtor shall maintain Consolidated Tangible Funds of not less than $150,000,000 until the earlier of
(i) the repayment of the 10.25% Subordinated Notes, or (ii) the reduction of the aggregate amount of indebtedness owing to Secured Party to an amount less than $10,000,000.

Provided, however, (i) the amendment set forth in this letter shall not constitute an amendment of any other covenant, or of any other Event of Default or event which with notice or the passage of time or both would be an Event of Default under the Agreement, (ii) the Agreement shall remain in full force and effect, and unchanged except as set forth in this letter amendment and (iii) notwithstanding the amendment of the Consolidated Tangible Funds covenant in this letter, Debtor is hereby advised that the Secured Party shall demand strict compliance by the Debtor with the terms of the Agreement at all times and the Secured Party reserves all rights and remedies with respect thereto.

The effectiveness of this amendment shall be subject to the Secured Party's receipt of a $1,000.00 amendment fee.

Please indicate your agreement with the foregoing by executing this letter and returning it to the undersigned with the amendment fee no later than July 30, 2004.

THE CIT GROUP/EQUIPMENT FINANCING, INC.

By: ___________________________________
Title:  Credit Analyst

AGREED TO:

Debtor:  Avondale Mills, Inc.               Guarantor:  Avondale Incorporated

By ________________________                 By ___________________________

Title______________________                 Title_________________________